Exhibit 99.1

Shutterstock Reports Second Quarter 2015 Financial Results

Second Quarter 2015 Highlights:

•                  Revenue increased 30% to $104.4 million

•                  Adjusted EBITDA increased 24% to $20.7 million

•                  Non-GAAP Net Income per Diluted Share increased 24% to $0.31

•                  Revenue per download increased 13% and paid downloads increased 14%

•                  Image collection expanded 47% to 57.2 million images and 2.9 million video clips

New York - August 6, 2015 - Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial imagery and music, today announced financial results for the second quarter ended June 30, 2015.

Founder and CEO Jon Oringer said “Shutterstock delivered another quarter of strong growth as the quality, breadth and diversity of our content library, along with unparalleled search functionality, continues to attract more users to our platform.  We also took several strategic steps this past quarter to further strengthen our long-term growth profile, most notably expanding our subscription offerings and securing a broad-based editorial partnership with Penske Media.  Meeting the evolving needs of the creative community remains our primary focus as we look to create additional value for our customers, contributors and shareholders.”

SECOND QUARTER RESULTS

Revenue

Second quarter revenue of $104.4 million increased $24.1 million or 30% as compared to the second quarter of 2014 primarily due to a 13% increase in revenue per download from growth in both on-demand offerings and enterprise sales, as well as a 14% increase in the number of paid downloads, mainly due to new customers.  Second quarter results also included contributions from newly acquired businesses PremiumBeat and Rex Features.  Excluding contributions from newly acquired businesses and the impact of foreign currency, total Company revenue growth was approximately 27% in the second quarter.

Adjusted EBITDA

Adjusted EBITDA of $20.7 million increased $4.0 million or 24% as compared to the second quarter of 2014 as the 30% revenue growth was partially offset by an increase in operating expenses primarily from higher royalty costs associated with the increase in paid downloads.  Additionally, the second quarter of 2015 included higher personnel and marketing expenses to support growth, as well as operating costs associated with newly acquired businesses.  Excluding the contributions from newly acquired businesses and the impact of foreign currency, Adjusted EBITDA growth was approximately 32% in the second quarter.  Adjusted EBITDA is defined as net income adjusted for other (expense)/income, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

Net Income

Net income available to common stockholders of $5.3 million ($0.15 per diluted share) for the second quarter increased 10% as compared to $4.9 million ($0.14 per diluted share) in the second quarter a year ago as the improved operating performance was partially offset by an increase in non-cash equity-based compensation expense and amortization of acquisition related intangible assets.

Non-GAAP net income, which excludes the after tax impact of non-cash equity-based compensation, the amortization of acquisition related intangible assets and changes in fair value of contingent consideration related to acquisitions, was $11.2 million ($0.31 per diluted share) for the second quarter, an increase of 23% as compared to $9.1 million ($0.25 per diluted share) in the second quarter of 2014.

Cash

Free cash flow was $14.1 million for the second quarter, a decrease of $3.2 million from the second quarter of 2014 as the improved operating performance was more than offset by working capital fluctuations.  Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.

The Company’s cash, cash equivalents and short term investments totaled $266.4 million at June 30, 2015 as compared to $288.3 million as of December 31, 2014, primarily reflecting the $40.1 million of cash generated from operations, which was more than offset by cash paid for acquisitions of approximately $65 million.  The Company generated $18.6 million of cash from operations in the second quarter of 2015, as compared to $21.2 million generated in the second quarter of 2014.

OPERATING METRICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in millions, except revenue per download)		(in millions, except revenue per download)
Number of paid downloads	35.9	31.5	69.3	61.2
Revenue per download (1)	$2.85	$2.52	$2.86	$2.49
Images in our collection (end of period)	57.2	38.8	57.2	38.8

(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.

FINANCIAL OUTLOOK

The Company’s current expectations for the third quarter and updated expectations for the full year 2015 are as follows:

Third Quarter 2015

•                  Revenue of $105 - $108 million

•                  Adjusted EBITDA of $18 - $20 million

•                  Non-cash equity-based compensation expense of approximately $8 million

•                  Effective tax rate of approximately 44%

•                  Capital expenditures of approximately $5 million

Full Year 2015

•                  Revenue of $425 - $430 million

•                  Adjusted EBITDA of $82 - $85 million

•                  Non-cash equity-based compensation expense of approximately $31 million

•                  Effective tax rate of approximately 44%

•                  Capital expenditures of approximately $18 million

NON-GAAP FINANCIAL MEASURES

Shutterstock considers adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for other (expense)/income, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and changes in fair value of contingent consideration related to acquisitions; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets.

EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its second quarter financial results during a teleconference today, August 6, 2015, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (877) 306-0077 or outside the U.S. at (678) 562-4243 with the conference ID# 56296832.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until August 13, 2015 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 56296832.

Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE:  SSTK), is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 80,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 50 million images and 3 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Dallas, Denver, London, Los Angeles, Montreal, Paris, San Francisco and Silicon Valley, Shutterstock has customers in more than 150 countries. The Company also owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; PremiumBeat a curated royalty-free music library; Rex Features, a premier source of editorial images for the world’s media; Skillfeed, an online marketplace for learning; and WebDAM, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com, and follow Shutterstock on Twitter or Facebook.

SAFE HARBOR PROVISION

Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s ability to create additional benefits for its users and build long-term shareholder value, may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for commercial digital imagery and music; a decrease in repeat customer purchases or in content contributed to our online marketplace; our inability to successfully operate in a new and rapidly changing market and to evaluate our future prospects; competitive factors; assertions by third parties of infringement or other violations of intellectual property rights by Shutterstock; our inability to increase market awareness of Shutterstock and our services; Shutterstock’s inability to increase the percentage of its revenues that come from larger companies; our inability to continue expansion into international markets and the additional risks associated with operating internationally; failure to respond to technological changes or upgrade Shutterstock’s website and technology systems; general economic conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact:	Investor Contact:
Jennifer Bewley	Craig Felenstein
917 563 4991	212 598 9440
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue	$104,365	$80,238	$201,887	$153,016

Operating expenses:
Cost of revenue	42,545	32,047	82,070	61,159
Sales and marketing	27,429	20,492	52,534	39,768
Product development	10,189	9,275	20,873	17,052
General and administrative	14,536	10,013	28,508	17,552
Total operating expenses	94,699	71,827	183,985	135,531
Income from operations	9,666	8,411	17,902	17,485
Other (expense) income, net	(57)	—	(2,619)	46
Income before income taxes	9,609	8,411	15,283	17,531
Provision for income taxes	4,272	3,550	6,703	7,753
Net income	$5,337	$4,861	$8,580	$9,778
Less:
Undistributed earnings to participating stockholder	—	10	2	21
Net income available to common stockholders	$5,337	$4,851	$8,578	$9,757

Net income per basic share available to common stockholders:
Undistributed	$0.15	$0.14	$0.24	$0.28
Basic	$0.15	$0.14	$0.24	$0.28

Net income per diluted share available to common stockholders:
Undistributed	$0.15	$0.14	$0.24	$0.27
Diluted	$0.15	$0.14	$0.24	$0.27

Weighted average shares outstanding:
Basic	35,864,051	35,148,876	35,750,077	35,089,254
Diluted	36,339,517	35,874,789	36,266,989	35,857,899

Shutterstock, Inc.

Consolidated Balance Sheets

(In thousands, except par value amount)

(unaudited)

	June 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$211,479	$233,453
Short-term investments	54,891	54,844
Credit card receivables	3,791	2,451
Accounts receivable, net	23,735	15,251
Prepaid expenses and other current assets	13,987	12,141
Deferred tax assets, net	5,507	5,390
Total current assets	313,390	323,530
Property and equipment, net	28,964	26,744
Intangibles assets, net	32,159	4,934
Goodwill	54,740	10,186
Deferred tax assets, net	18,132	16,484
Other assets	1,974	1,899
Total assets	$449,359	$383,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,298	$5,334
Accrued expenses	26,301	25,073
Contributor royalties payable	17,435	11,933
Income taxes payable	1,171	—
Deferred revenue	89,279	75,789
Other liabilities	4,226	2,198
Total current liabilities	147,710	120,327
Deferred tax liability, net	4,338	—
Other non-current liabilities	13,689	12,017
Total liabilities	165,737	132,344

Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 35,981 and 35,603 shares outstanding as of June 30, 2015 and December 31, 2014, respectively	360	356
Additional paid-in capital	198,029	174,821
Accumulated comprehensive loss	(232)	(629)
Retained earnings	85,465	76,885
Total stockholders’ equity	283,622	251,433
Total liabilities and stockholders’ equity	$449,359	$383,777

Shutterstock, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In thousands, except for share and per share information)

(Unaudited)

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net income	$5,337	$4,861	$8,580	$9,778
Add/(less):
(a) Depreciation and amortization	3,498	2,081	6,494	3,632
(b) Write-off of property and equipment	—	—	—	367
(c) Non-cash equity-based compensation	7,580	6,256	15,088	9,393
(d) Other expense (income), net	57	—	2,619	(46)
(e) Provision for income taxes	4,272	3,550	6,703	7,753
Adjusted EBITDA (1)	$20,744	$16,748	$39,484	$30,877
Adjusted EBITDA per diluted common share	$0.57	$0.47	$1.09	$0.86

Weighted average diluted shares	36,339,517	35,874,789	36,266,989	35,857,899

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income	$5,337	$4,861	$8,580	$9,778
(a) Non-cash equity-based compensation, net of tax effect	4,873	4,095	9,693	6,245
(b) Acquisition related amortization expense, net of tax effect	759	105	1,326	137
(c) Change in fair value of contingent consideration, net of tax effect	243	25	569	25
Non-GAAP net income	$11,212	$9,086	$20,168	$16,185
Non-GAAP net income per diluted common share	$0.31	$0.25	$0.56	$0.45

Weighted average diluted shares	36,339,517	35,874,789	36,266,989	35,857,899

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$18,630	$21,158	$40,099	$36,787
Capital expenditures and content acquisition	(4,526)	(3,899)	(7,557)	(14,780)
Free cash flow	$14,104	$17,259	$32,542	$22,007

Adjusted EBITDA	$20,744	$16,748	$39,484	$30,877
Add/(less):
(a) Changes in operating assets and liabilities	5,003	12,181	11,828	24,478
(b) Provision for income taxes	(4,272)	(3,550)	(6,703)	(7,753)
(c) Deferred income taxes	(1,740)	(2,072)	(1,825)	(2,474)
(d) Excess tax benefit from exercise of stock options	(1,799)	(2,376)	(1,700)	(8,721)
(e) Provision for doubtful accounts/chargeback/sales refund reserves	468	187	834	294
(f) Other (expense) income, net	(57)	—	(2,619)	46
(g) Change in fair value of contingent consideration	283	40	800	40
Net cash provided by operating activities	$18,630	$21,158	$40,099	$36,787

(1) Earnings/(loss) before other income/(expense), income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

SHUTTERSTOCK, INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited; in thousands)

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity-based compensation, as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of revenue	$466	$368	$948	$617
Sales and marketing	1,428	968	2,746	1,870
Product development	1,751	1,775	4,120	2,724
General and administrative	3,935	3,145	7,274	4,182
Total	$7,580	$6,256	$15,088	$9,393

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of revenue	$393	$29	$668	$41
General and administrative	870	138	1,538	177
Total	$1,263	$167	$2,206	$218

Included in the accompanying financial results are expenses related to the depreciation of property and equipment, as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of revenue	$1,201	$1,106	$2,349	$2,003
General and administrative	1,034	808	1,939	1,411
Total	$2,235	$1,914	$4,288	$3,414

Historical Operating Metrics

	6/30/13	9/30/13	12/31/13	3/31/14	6/30/14	9/30/14	12/31/14	3/31/15	6/30/15
	(in millions, except revenue per download)
Number of paid downloads	24.3	25.4	28.0	29.7	31.5	31.2	33.5	33.4	35.9
Revenue per download (1)	$2.33	$2.35	$2.43	$2.45	$2.52	$2.65	$2.68	$2.87	$2.85
Images in collection (end of period)	27.3	29.7	32.2	35.4	38.8	42.7	46.8	51.6	57.2

(1) Revenue per download metric excludes the impact of revenue not associated with content downloads.